Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of [●], 2026, by and among Fusemachines Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (including its successors and assigns, each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act (as defined below) and/or Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B. The Company and affiliates of the Purchasers are party to (i) that certain confirmation of an OTC Equity Prepaid Forward Transaction, dated as of July 31, 2025 (as amended by that certain Forward Purchase Agreement Confirmation Amendment, dated as of February 3, 2026, the “Forward Purchase Agreement” or “FPA”), and (ii) those certain Common Stock Purchase Warrants, dated October 22, 2025 (as amended by that certain Common Stock Purchase Warrant Amendment, dated as of February 3, 2026, the “Shortfall Warrants”).

C. The Purchasers wish to purchase and the Company wishes to sell at the Closing, upon the terms and conditions stated in this Agreement, (i) the Company’s Original Issue Discount Senior Unsecured Convertible Promissory Note due February 12, 2027, in the aggregate original principal amount of $2,500,000, in the form annexed hereto as Exhibit A (the “Note”), for an aggregate purchase price of $2,050,000, reflecting an 18% original issue discount, and (ii) Common Stock Purchase Warrants to purchase up to an aggregate of 2,050,000 shares of Common Stock, in the form annexed hereto as Exhibit B (the “Warrants”), in each case in the amounts and for the price set forth on Schedule 1 hereto.

D. Concurrently with, and as a condition to, the Closing, the Company and the applicable Meteora parties shall execute and deliver (i) that certain Second Forward Purchase Agreement Confirmation Amendment, dated as of [●], 2026, in the form annexed hereto as Exhibit C (the “FPA Amendment”) and (ii) that certain Second Common Stock Purchase Warrant Amendment, dated as of [●], 2026, in the form annexed hereto as Exhibit D (the “Shortfall Warrant Amendment”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. In addition to terms defined elsewhere in this Agreement or in any supplement, amendment or exhibit hereto, when used herein, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Article 2.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived with respect to the Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means (i) the Company’s Class A common stock, par value $0.0001 per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” means all shares of Common Stock issuable upon conversion of any portion of the Note, but solely to the extent and subject to any conditions set forth in the Note.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, if any.

“Effectiveness Deadline” means, with respect to the Registration Statement, the sixtieth (60th) calendar day following the Closing Date (or, in the event the Registration Statement receives comments from the Commission, the one hundred and twentieth (120th) calendar day following the Closing Date).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means the thirtieth (30th) calendar day following the Closing Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all capital lease obligations of such Person, (d) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (c) above, and (e) all obligations of the kind referred to in clauses (a) through (d) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property owned by such Person.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of the Company, taken as a whole with its Subsidiaries, (b) the validity or enforceability of this Agreement or any of the other Transaction Documents, (c) the rights or remedies of the Purchasers hereunder or thereunder, or (d) the ability of the Company to perform its obligations under any Transaction Document; provided, however, that none of the following shall be taken into account in determining whether a Material Adverse Effect has occurred: any material adverse effect from or related to (i) general business or economic conditions in or affecting the global economy generally, (ii) any national or international political or social conditions, (iii) changes in conditions of the financial, banking, capital or securities markets generally, and (iv) changes in any applicable laws.

“Permitted Indebtedness” shall have the meaning set forth in the Note.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

“Principal Market” means the principal Trading Market on which the Common Stock is listed or quoted for trading on the date in question.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means, as to each Purchaser, the amount set forth on Schedule 1 next to the heading “Purchase Price,” in United States Dollars, being $2,050,000 in the aggregate for all Purchasers.

“Registration Statement” means a registration statement on Form S-3 (or, if the Company is not eligible to use Form S-3, on Form S-1) covering the resale by the Purchasers of the Underlying Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, filed or furnished prior to the date hereof.

“Securities” means the Note, the Warrants and the Underlying Shares and any securities of the Company issued to the Purchasers in replacement, substitution and/or in connection with any exchange, conversion, exercise and/or any other transaction involving all or any of such securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Principal Market from the stockholders of the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents, including the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date, to the extent required.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Trading Day” means a day on which the Principal Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: The Nasdaq Global Market, the Nasdaq Capital Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American (or any successors to any of the foregoing).

“Transaction Documents” means, collectively, this Agreement, the Note, the Warrants, the FPA Amendment, the Shortfall Warrant Amendment and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Underlying Shares” means, collectively, the Conversion Shares and the Warrant Shares.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Transaction Documents or any certificate or other document made or delivered pursuant hereto or thereto. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE 2

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, (i) the Note in the aggregate original principal amount of $2,500,000 for an aggregate purchase price of $2,050,000, reflecting an original issue discount of 18%, and (ii) the Warrants to purchase up to an aggregate of 2,050,000 shares of Common Stock, representing one (1.0) Warrant per dollar of Purchase Price funded. Each Purchaser shall deliver to the Company, via wire transfer of immediately available funds, an amount equal to its Purchase Price as set forth on Schedule 1 (less any amounts withheld pursuant to Section 4.13), and the Company shall deliver to each Purchaser its respective Note and Warrants, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely by electronic exchange of documents and signatures, or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following: (i) this Agreement duly executed by the Company; (ii) the Note, in the original principal amount set forth on Schedule 1, registered in the name of such Purchaser, duly executed by the Company; (iii) the Warrants, to purchase the number of Warrant Shares set forth on Schedule 1, registered in the name of such Purchaser (or its designees), duly executed by the Company; (iv) the FPA Amendment, duly executed by the Company; (v) the Shortfall Warrant Amendment, duly executed by the Company; (vi) a certificate of the Secretary of the Company, certifying as to the Company’s certificate of incorporation, bylaws, resolutions of the Company’s Board of Directors approving the transactions contemplated hereby, and the incumbency of the officers executing the Transaction Documents; (vii) a certificate of an executive officer of the Company, certifying to the fulfillment of the conditions specified in Section 2.3(b); and (viii) a duly executed irrevocable instruction letter to the Transfer Agent, in form and substance reasonably acceptable to the Purchasers, instructing the Transfer Agent to establish and maintain a share reserve in respect of the Underlying Shares equal to the Required Minimum (as defined in the Note).

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following: (i) this Agreement duly executed by such Purchaser; (ii) such Purchaser’s Purchase Price (less any amounts withheld pursuant to Section 4.13), by wire transfer to the account specified in writing by the Company; (iii) the FPA Amendment, duly executed by the applicable Meteora parties; and (iv) the Shortfall Warrant Amendment, duly executed by the applicable Meteora parties.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met: (i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date); (ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and (iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met: (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date); (ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed, including execution and delivery of the FPA Amendment and the Shortfall Warrant Amendment; (iii) completion of confirmatory due diligence to the reasonable satisfaction of the Purchasers; (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and (v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Principal Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any other representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to the Principal Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (iv) the Stockholder Approval, if and to the extent required, and (v) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company shall reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum (as defined in the Note) on the date hereof.

(f) Capitalization. The capitalization of the Company as of the date hereof is as set forth in the SEC Reports. Except as set forth in the SEC Reports or in the Disclosure Schedules, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth in the SEC Reports (including, for the avoidance of doubt, the FPA and the Shortfall Warrants) or in the Disclosure Schedules, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers).

(g) SEC Reports; Financial Statements. The Company has filed all SEC Reports for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports or the Disclosure Schedules, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity plans.

(i) Litigation. Except as set forth in the SEC Reports or the Disclosure Schedules, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(j) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market, subject, in respect of the issuance of Underlying Shares in excess of the Exchange Cap (as defined in the Note), to the Stockholder Approval requirements of the Principal Market.

(l) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act, or the application of any stockholder approval provisions of the Principal Market applicable to this offering of the Securities.

(m) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(n) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) Registration Rights. Other than each of the Purchasers and pursuant to agreements disclosed in the SEC Reports (including in respect of the FPA and the Shortfall Warrants), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary that would preclude or delay the registration of the Underlying Shares as required by Section 4.10.

(p) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports or the Disclosure Schedules, including the notification letter, dated July 24, 2026, received by the Company from the Listing Qualifications Department of The Nasdaq Stock Market regarding the Company’s non-compliance with the minimum Market Value of Publicly Held Shares requirement for continued listing on The Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(b)(2)(C), as disclosed in the Company’s Current Report on Form 8-K filed with the Commission on July 24, 2026 (the “Nasdaq MVPHS Notice”), the Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Other than with respect to the matters described in the Nasdaq MVPHS Notice, the Company is in compliance with all such listing and maintenance requirements in all material respects. The Company has until January 20, 2027 to regain compliance with such requirement pursuant to Nasdaq Listing Rule 5810(c)(3)(D), and, for the avoidance of doubt, neither the matters described in the Nasdaq MVPHS Notice, as of the date hereof, nor any transfer of the listing of the Common Stock to The Nasdaq Capital Market in connection therewith shall constitute a breach of this Agreement or an Event of Default under the Note (it being understood that any subsequent delisting or suspension event described in the Note shall remain an Event of Default thereunder).

(q) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be publicly disclosed pursuant to Section 4.4, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the SEC Reports. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(r) No Brokers. Other than as set forth in the Disclosure Schedules, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

(s) Indebtedness; Ranking. Except for Permitted Indebtedness, neither the Company nor any Subsidiary has any outstanding Indebtedness for borrowed money. Upon issuance, the Note will rank senior in right of payment to all existing and future Indebtedness of the Company, except as expressly permitted by the Note.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Note or exercises any Warrants, it will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.1 or the right of the Purchasers to rely thereon.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

(g) No Conflicts or Violations. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which it is a party will not result in a violation of the organizational documents of such Purchaser, or any law, rule or regulation applicable to such Purchaser.

ARTICLE 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Certificates or book-entry positions evidencing the Underlying Shares shall not contain any legend (including the legend set forth in the Transaction Documents): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144, (iii) if such Underlying Shares are eligible for sale under Rule 144 without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel, at the Company’s expense, to issue a legal opinion or instruction letter to the Transfer Agent promptly after any of the events described in clauses (i)–(iv) above, as applicable, if required by the Transfer Agent to effect the removal of the legend hereunder.

4.2 Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Note has been repaid in full and the Warrants have expired or been exercised in full, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K with the Commission within the time period required by the Exchange Act describing the material terms of the transactions contemplated by the Transaction Documents and filing the material Transaction Documents as exhibits thereto (the “8-K Filing”). From and after the 8-K Filing, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers or their agents or counsel by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement (i) naming the other party without the prior consent of such party, except to the extent required by law, or (ii) containing material non-public information regarding the Company.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents (which shall be disclosed pursuant to Section 4.4), the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents or (c) in violation of the Foreign Corrupt Practices Act of 1977, as amended, or the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against any Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence or willful misconduct). The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred, and the Company shall advance to each Purchaser Party, promptly upon request, all reasonable legal fees and other costs and expenses incurred by such Purchaser Party in connection with any Proceeding subject to indemnification hereunder, as and when incurred and in advance of the final disposition thereof; provided that such Purchaser Party undertakes to repay any amounts so advanced to the extent it is finally judicially determined that such Purchaser Party was not entitled to indemnification hereunder. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.8 Reservation of Shares. The Company shall maintain a reserve of authorized and unissued shares of Common Stock equal to the Required Minimum (as defined in the Note, to be adjusted monthly) from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

4.9 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Principal Market on which it is currently listed, and concurrently with the Closing or as soon as practicable thereafter (but in no event later than the time required by the rules of the Principal Market), to apply to list or quote all of the Underlying Shares on such Principal Market and promptly secure the listing of all of the Underlying Shares on such Principal Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible.

4.10 Registration Rights. The Company shall (a) file the Registration Statement with the Commission on or prior to the Filing Deadline, covering the resale by the Purchasers of all of the Underlying Shares, (b) use its best efforts to cause the Registration Statement to be declared effective by the Commission on or prior to the Effectiveness Deadline, and (c) keep the Registration Statement continuously effective (subject to customary grace periods for post-effective amendments and blackout periods not to exceed an aggregate of twenty (20) consecutive calendar days or an aggregate of forty (40) calendar days in any 12-month period) until the earlier of the date on which (i) all Underlying Shares covered thereby have been sold thereunder or pursuant to Rule 144 or (ii) all Underlying Shares may be resold by the Purchasers without volume or manner-of-sale limitations pursuant to Rule 144. The Company shall pay all fees and expenses incident to the performance of its obligations under this Section 4.10. For the avoidance of doubt, the shares of Common Stock subject to the FPA and the shares of Common Stock underlying the Shortfall Warrants are covered by the Company’s existing effective resale registration statement and shall not require subsequent registration hereunder. The failure of the Company to comply with the deadlines set forth in this Section 4.10 shall constitute an Event of Default under the Note as set forth therein.

4.11 Right of First Offer on Future Financings. For so long as the Note remains outstanding, the Purchasers shall have a right of first offer with respect to any equity or debt financing of the Company. The Company shall provide the Purchasers with written notice of any proposed equity or debt financing at least ten (10) Business Days prior to the consummation thereof, which notice shall include disclosure of all relevant terms of such financing. The Purchasers shall not have an explicit right to participate in, or veto, any such financing, so long as such financing does not conflict with this Agreement, the Note or the other Transaction Documents. The foregoing shall not apply to (a) equipment leases and purchase-money financings and (b) receivables financing facilities permitted as Permitted Indebtedness under the Note.

4.12 Equity Line of Credit. At the Maturity Date of the Note, the Purchasers shall have the right, exercisable at their option if the Note remains outstanding at such time, to require the Company to enter into an equity line of credit (ELOC) facility with the Purchasers (or their designated Affiliates), on market terms consistent with equity line of credit facilities being entered into at such time by companies of similar size and market capitalization, as negotiated in good faith by the parties at such time. The Company shall negotiate the terms of such facility in good faith and shall execute definitive documentation therefor as promptly as reasonably practicable following the Purchasers’ exercise of such right. For the avoidance of doubt, any such facility with the Purchasers or their Affiliates shall not constitute a Variable Rate Transaction under the Note.

4.13 Fees and Expenses. At the Closing, the Company shall reimburse the Purchasers for their reasonable and documented legal fees and diligence expenses incurred in connection with the transactions contemplated by the Transaction Documents, up to a cap of $30,000 in the aggregate for all Transaction Documents and the transactions contemplated thereby (it being understood that such cap is a single, cumulative cap applying across this Agreement, the Note, the Warrants, the FPA Amendment, the Shortfall Warrant Amendment and each other Transaction Document, and not a separate cap under any individual document), which amount may, at the Purchasers’ election, be withheld and deducted from the Purchase Price funded at Closing. Except as expressly set forth in this Agreement or the other Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the 8-K Filing. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the 8-K Filing, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to hedging or other transactions relating to or permitted under the Forward Purchase Agreement or the Shortfall Warrants.

ARTICLE 5

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the tenth (10th) Business Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters (including, for the avoidance of doubt, the term sheet between Meteora Capital, LLC and the Company dated July 27, 2026, other than the surviving confidentiality and exclusivity provisions thereof), which the parties acknowledge have been merged into such documents, exhibits and schedules. For the avoidance of doubt, nothing in this Agreement shall amend, modify or supersede the Forward Purchase Agreement or the Shortfall Warrants, except as expressly set forth in the FPA Amendment and the Shortfall Warrant Amendment.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail attachment at the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least a majority in interest of the outstanding principal amount of the Note (or, if the Note is no longer outstanding, a majority in interest of the Warrants then outstanding), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Purchaser Party is an intended third-party beneficiary of Section 4.7.

5.8 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. If any party shall commence a Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or other electronic signature (including DocuSign or similar electronic signature platform), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

5.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FUSEMACHINES INC.

By:

Name:	Sameer Maskey

Title:	Chief Executive Officer

Address for Notice: [●]

Email: [●]

PURCHASER:

[●]

By:

Name:	[●]

Title:	[●]

Address for Notice: [●]

Email:	[●]

SCHEDULE 1

PURCHASERS

Purchaser	Original Principal Amount of Note	Purchase Price	Warrant Shares
[●]	$2,500,000	$2,050,000	2,050,000
Total	$2,500,000	$2,050,000	2,050,000

EXHIBITS

Exhibit A — Form of Original Issue Discount Senior Unsecured Convertible Promissory Note

Exhibit B — Form of Common Stock Purchase Warrant

Exhibit C — Form of Second Forward Purchase Agreement Confirmation Amendment

Exhibit D — Form of Second Common Stock Purchase Warrant Amendment

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